Exhibit 99.1

HEARTLAND CONTACT:	FOR IMMEDIATE RELEASE
Laura J. Hughes	February 26, 2018
Executive Vice President
Chief Marketing Officer
(563) 589-2148
lhughes@htlf.com

SIGNATURE CONTACT:
Ken Brooks
President and CEO
Signature Bancshares, Inc.
(952) 936-7800
KBrooks@signaturebankonline.com

HEARTLAND FINANCIAL USA, INC. COMPLETES ACQUISITION OF
SIGNATURE BANCSHARES, INC. IN MINNESOTA

Dubuque, Iowa, February 26, 2018 - Heartland Financial USA, Inc. (NASDAQ: HTLF) (“Heartland”) announced today the completion of its acquisition of Minnetonka, MN-based Signature Bancshares, Inc. (“Signature”) and its wholly owned subsidiary, Signature Bank, at the close of business on February 23, 2018.

Based on Heartland’s closing stock price of $53.55 per share as of February 23, 2018, the aggregate merger consideration at closing was valued at approximately $61.4 million in stock and cash (including the consideration to be paid in exchange for the termination of Signature options). Signature common shareholders received 0.061 shares of Heartland common stock and $0.335 in cash for each share of Signature common stock. Signature option holders received cash or Heartland common stock, at the election of the holder, for the in-the-money portion of the Signature stock options.

Heartland expects the transaction to be accretive to earnings per share. The systems integration is planned for the second quarter of 2018.

Immediately following the closing of the merger between Heartland and Signature, Signature Bank was merged into Heartland’s wholly owned Minnesota subsidiary, Minnesota Bank & Trust. Ken Brooks, who was formerly President and CEO of Signature Bank, will lead Minnesota Bank & Trust as President and CEO. Leif Syverson, former Executive Vice President of Signature Bank, will serve as Executive Vice President and Steven M. Thul will continue as Chairman of the Board of Minnesota Bank & Trust.

“We are excited to expand our presence in the vibrant Twin Cities market,” said Lynn B. Fuller, Chairman and CEO of Heartland. “Signature Bank brings a strong team of experienced bankers, focused on providing exceptional customer service, enhancing our current presence in the Twin Cities market. We are pleased Ken Brooks and his team will be

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joining the Minnesota Bank & Trust team to expand and continue our success in the market, while providing the expanded product offerings and innovative delivery channels shared by all of Heartland’s family of community banks.”

As of December 31, 2017 Signature Bank had assets of approximately $409 million, net loans outstanding of $335 million and deposits of $368 million. The acquisition expands Heartland’s presence in the Twin Cities metro market to two banking centers with assets exceeding $620 million. Heartland now operates 118 banking centers serving 89 communities across its 12-state footprint.

Advisors:
In connection with the transaction, Panoramic Capital Advisors Inc. served as financial advisor to Heartland and Dorsey & Whitney LLP served as Heartland’s legal advisor. Sheshunoff & Co. Investment Banking served as financial advisor and issued a Fairness Opinion to Signature and Winthrop & Weinstine, P.A. served as Signature’s legal advisor.

About Heartland Financial USA, Inc.
Heartland is a diversified financial services company with assets of approximately $10 billion. The Company provides banking, mortgage, private client, investment, treasury management, card services, insurance, and consumer finance services to individuals and businesses. Heartland currently has 118 banking locations serving 89 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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